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                                                                    EXHIBIT 23.7


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-4 of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appear in the Form 8-K of CMGI, Inc. dated June 29, 1999. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.

/s/SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
December 3, 1999